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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 27, 2004
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry Into a Material Definitive Agreement

        McDATA Corporation, a Delaware corporation ("McData" or the "Company") entered into a five (5) year OEM Purchase Agreement (the "OEM Agreement") with International Business Machines Corporation, a New York corporation ("IBM") for the sale of McDATA products under IBM's brand name, as announced from time to time. The effective date of the OEM Agreement is September 23, 2004. IBM is currently a reseller of McDATA products under a 2000 Resale Agreement between IBM and McDATA.

ITEM 8.01—Other Events

        The Company will hold its annual shareholder meeting at The Westin Hotel in Westminster, Colorado on October 27, 2004 at 12:00 noon (MT). The items for business are (1) the election of Class I Directors, (2) the ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 2005 and (iii) the approval of certain amendments to the Company's 2001 McDATA Equity Incentive Plan. The record date for the meeting was September 3, 2004.

        The Company will hold its annual analyst meeting on Thursday, September 30, 2004, at the Metropolitan Club in New York City from 8:00 am to 1:00 pm (ET). The Company will audio webcast the meeting live via the internet at www.mcdata.com.

        The Company granted IBM five (5) year warrants for the purchase of up to three hundred and fifty thousand (350,000) shares of McDATA's Class B common stock (Nasdaq "MCDT"). The warrants were structured into three (3) substantially equal tranches at the following exercise prices $4.700, $5.052 and $5.405. The warrants were issued based on exemptions available under the Securities Act of 1933, as amended. The warrants contain customary terms and conditions, including piggy-back SEC registration rights and anti-dilution protections in favor of IBM, and are fully exerciseable.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Business Development

Dated: September 27, 2004

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  ITEM 1.01—Entry Into a Material Definitive Agreement
  ITEM 8.01—Other Events
SIGNATURE